News Release


UNISYS


Media Contacts:
Elizabeth Douglass, 215-986-6583 elizabeth.douglass@unisys.com
Jacqueline Lewis, 215-986-5204 jacqueline.lewis@unisys.com

Investor Contact:

Jim Kerr, 215-986-5795 jim.kerr@unisys.com




UNISYS ANNOUNCES FIRST-QUARTER 2005 FINANCIAL RESULTS

BLUE BELL, Pa., April 14, 2005 - Unisys Corporation (NYSE: UIS) today reported a first-quarter 2005 net loss of $45.5 million, or a loss of 13 cents per share, compared with first-quarter 2004 net income of $28.9 million, or 9 cents per share. The first-quarter 2005 results included pre-tax pension expense of $46.8 million, or 9 cents per share, compared with pension expense of $22.2 million, or 4 cents per share, in the year-ago quarter. Excluding the impact of pension expense in both periods, the first-quarter 2005 loss was $13.7 million, or a loss of 4 cents per share, compared with net income of $44.0 million, or 13 cents per share, in the first quarter of 2004. Revenue for the first quarter of 2005 declined 7% to $1.37 billion from $1.46 billion in the year-ago quarter. Currency had a 2 percentage-point positive impact on the company's revenue in the first quarter, reflecting a weak U.S. dollar against most major currencies worldwide.

COMMENTS FROM PRESIDENT AND CEO JOSEPH W. MCGRATH
"This was a tough quarter for Unisys," said Joseph W. McGrath, Unisys President and Chief Executive Officer. "Our results in the quarter, as expected, were impacted by the continuing challenges of several transformational outsourcing contracts and a substantial increase in pension expense, both of which affected our services margins. We also saw lower-than-expected revenue in the quarter.

"We did make progress on several important fronts, however. After a slow year for orders in 2004, we implemented aggressive sales and marketing programs to drive stronger order and revenue trends going forward. We were pleased by good services order growth in the quarter, driven by substantial double-digit order gains for outsourcing services. Overall we signed multi-year annuity contracts with an estimated total value of more than $400 million in the quarter."

McGrath said that major services contracts signed in the quarter included:

* a contract valued at $143 million ($105 million for the initial five-year term and $38 million for an optional two-year extension) to provide desktop support services on an outsourced basis to New York City Transit;

* a 10-year contract valued at $90 million to provide insurance processing services for a new Resolution Life Group company in the United Kingdom;

* a contract valued at $77 million over five years to provide infrastructure outsourcing services to a leading U.S. financial institution;

* a contract valued at $22 million over five years to provide infrastructure outsourcing services to a major U.S. city public entity.

In addition, in early April, Unisys signed a five-year, $68 million contract with a group of U.S. telecommunications companies for IT infrastructure outsourcing services.

"We are encouraged by these wins, since they show that our sales and marketing efforts are starting to pay off," McGrath said. "More importantly, they show that Unisys is providing the kind of value-added services and solutions that clients need in the marketplace."

FIRST-QUARTER COMPANY RESULTS
Overall orders were flat in the first quarter. Services orders showed single-digit gains, while technology orders showed double-digit declines.

On a geographic basis, U.S. revenue declined 9% to $621 million. Revenue in international markets declined 4% in the quarter to $746 million.

The company's gross profit margin and operating profit margin in the quarter were 19.0% and (4.8%), respectively, compared with 26.8% and 4.0% in the first quarter of 2004. The year-over-year margin declines for the company and the services segment were principally due to the impact of the transformational outsourcing contracts and higher pension expense.

SG&A expense and R&D expense represented 19.1% and 4.7% of revenue, respectively, in the first quarter of 2005 compared with 17.9% and 4.9% of revenue in the year-ago quarter. The principal reasons for the increase in SG&A expenses as a percent of revenue were the decrease in revenue and the higher pension expense.

The first-quarter 2005 results include a tax benefit of $7.8 million related to a favorable decision in foreign tax litigation.

FIRST-QUARTER BUSINESS SEGMENT RESULTS
Customer revenue in the company's services segment declined 5% in the first quarter of 2005 compared with the year-ago period. All services categories showed revenue declines in the quarter. On a reported basis, gross profit margin in the services business declined to 11.0% from 19.1% a year ago, while the services operating margin was (6.8)% compared with 2.5% a year ago. Excluding the impact of pension expense in both periods, services gross profit margin declined to 13.8% from 20.4% a year ago, while services operating margin declined to (3.2%) compared with 4.1% a year ago.

Customer revenue in the company's technology segment declined 13% in the first quarter. Sales of specialized equipment declined by double digits, while enterprise server sales showed slight declines. Within enterprise servers, sales of ClearPath systems showed mid single-digit declines, while ES7000 revenue showed a high single-digit increase. The technology margins declined in the quarter, primarily reflecting lower sales of ClearPath and specialized technology. On a reported basis, technology gross margin declined to 47.7% from 48.3% a year ago, and technology operating margin declined to 6.1% from 8.6% a year ago. Excluding the impact of pension expense in both periods, the technology gross margin decreased to 48.0% in the first quarter of 2005 from 48.4% in the year-ago quarter and the technology operating margin declined to 8.5% compared with 9.5% in the year-ago period.

CASH FLOW RESULTS
Unisys generated $27 million of cash from operations in the quarter compared with operational cash flow of $129 million in the year-ago quarter. The decline in operational cash flow year-over-year was primarily driven by lower net income.

Capital expenditures in the first quarter of 2005 were $97 million, including $76 million invested in revenue-generating projects. On January 17, 2005, Unisys repaid at maturity all outstanding $150 million of its 7 1/4% senior notes. The repayment was made from cash on hand. Unisys ended the quarter with $442 million of cash on hand.

BUSINESS OUTLOOK
"We expect the second quarter to continue to be challenging as we work through the issues in our transformational outsourcing business and soft demand in our high-end enterprise server business," McGrath said. "We look for second-quarter earnings per share, excluding the impact of pension expense, to be approximately breakeven, with revenue relatively flat compared with the prior-year quarter."

CONFERENCE CALL
Unisys will hold a conference call today at 8:15 a.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology services and solutions company. Our people combine expertise in consulting, systems integration, outsourcing, infrastructure and server technology with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, contract values or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Statements in this release regarding the company's financial outlook are based in part on the company's assumptions for the economy. Risks and uncertainties that could affect the company's future results include general economic and business conditions; the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings; the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences; the company's ability to grow outsourcing and infrastructure services and its ability to effectively and timely complete the related solutions implementations, client transitions to the new environment and work force and facilities rationalizations and to fully recover the associated outsourcing assets; the company's ability to drive profitable growth in consulting and systems integration; the degree of market acceptance of the company's high-end enterprise servers; the company's ability to maintain tight cost controls; the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Statements in this release regarding contract values are based upon various assumptions, which are subject to change, including the projected volume of products and services to be provided by Unisys, the contracts continuing for their full term, and possible price adjustment or gain-sharing price reduction provisions. Accordingly, the contract values are not guaranteed. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.


PRESENTATION OF INFORMATION IN THIS PRESS RELEASE
This release presents information that excludes pension expense. This financial measure is considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. A reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, as well as disclosure of the reasons why the company uses this measure, is included in the financial information accompanying this release.

..
###
RELEASE NO: xxxx/xxxx (See accompanying financial information)

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                 (Millions, except per share data)

                                      Three Months
                                     Ended March 31
                                   ------------------
                                     2005      2004
                                   --------  --------
Revenue
  Services                         $1,107.7  $1,165.0
  Technology                          258.9     297.9
                                   --------  --------
                                    1,366.6   1,462.9
Costs and expenses
  Cost of revenue:
    Services                          981.4     925.7
    Technology                        124.9     145.7
                                   --------  --------
                                    1,106.3   1,071.4
  Selling, general and
    administrative                    261.6     261.2
  Research and development             64.9      71.5
                                   --------  --------
                                    1,432.8   1,404.1
                                   --------  --------
Operating income (loss)               (66.2)     58.8

Interest expense                       12.6      17.0
Other income
 (expense), net                         0.5       0.6
                                   --------  --------
Income (loss) before
 income taxes                         (78.3)     42.4
Provision (benefit) for
 income taxes                         (32.8)     13.5
                                   --------  --------
Net income (loss)                    ($45.5)    $28.9
                                   ========  ========
Earnings (loss) per share
Basic                               ($  .13)   $  .09
                                   ========  ========
Diluted                             ($  .13)   $  .09
                                   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                             338,248   332,722
                                   ========  ========
  Diluted                           338,248   338,048
                                   ========  ========

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                             (Millions)

                                Elimi-
                      Total     nations    Services  Technology
                     --------   --------   --------  ----------
Three Months Ended
March 31, 2005
------------------
Customer revenue     $1,366.6              $1,107.7      $258.9
Intersegment                      ($59.9)       4.8        55.1
                     --------   --------   --------    --------
Total revenue        $1,366.6     ($59.9)  $1,112.5      $314.0
                     ========   ========   ========    ========

Gross profit percent    19.0%                 11.0%       47.7%
                     ========              ========    ========
Operating profit
  (loss) percent        (4.8%)                (6.8%)       6.1%
                     ========              ========    ========
Three Months Ended
March 31, 2004
------------------
Customer revenue     $1,462.9              $1,165.0      $297.9
Intersegment                      ($45.7)       4.8        40.9
                     --------   --------   --------    --------
Total revenue        $1,462.9     ($45.7)  $1,169.8      $338.8
                     ========   ========   ========    ========

Gross profit percent    26.8%                 19.1%       48.3%
                     ========              ========    ========
Operating profit
  percent                4.0%                  2.5%        8.6%
                     ========              ========    ========

                        UNISYS CORPORATION
                   CONSOLIDATED BALANCE SHEETS
                            (Millions)

                                         March 31,   December 31,
                                           2005         2004
                                        ----------   ----------
Assets
Current assets
 Cash and cash equivalents                  $441.6       $660.5
 Accounts and notes receivable, net        1,050.1      1,136.8
 Inventories
   Parts and finished equipment               92.2         93.7
   Work in process and materials             130.4        122.4
 Deferred income taxes                       292.1        291.8
 Prepaid expense and other
   current assets                            139.5        112.4
                                        ----------   ----------
 Total                                     2,145.9      2,417.6
                                        ----------   ----------
Properties                                 1,271.3      1,305.5
 Less accumulated depreciation
   and amortization                          863.8        881.4
                                        ----------   ----------
 Properties, net                             407.5        424.1
                                        ----------   ----------
Outsourcing assets, net                      433.3        431.9
Marketable software, net                     340.5        336.8
Investments at equity                        210.4        197.1
Prepaid pension cost                          49.4         52.5
Deferred income taxes                      1,394.6      1,394.6
Goodwill                                     188.4        189.9
Other long-term assets                       164.3        176.4
                                        ----------   ----------
 Total                                    $5,334.3     $5,620.9
                                        ==========   ==========
Liabilities and stockholders' equity
Current liabilities
 Notes payable                                $2.7         $1.0
 Current maturities of long-term debt          1.5        151.7
 Accounts payable                            365.6        487.4
 Other accrued liabilities                 1,291.5      1,316.1
 Income taxes payable                          0.0         66.6
                                        ----------   ----------
 Total                                     1,661.3      2,022.8
                                        ----------   ----------
Long-term debt                               898.6        898.4
Accrued pension liabilities                  573.3        537.9
Other long-term liabilities                  708.6        655.3
Stockholders' equity
 Common stock                                  3.4          3.4
 Accumulated deficit                        (421.7)      (376.2)
 Other capital                             3,895.8      3,883.8
 Accumulated other comprehensive loss     (1,985.0)    (2,004.5)
                                        ----------   ----------
 Stockholders' equity                      1,492.5      1,506.5
                                        ----------   ----------
 Total                                    $5,334.3     $5,620.9
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Millions)

                                             Three Months Ended
                                                  March 31
                                             ------------------
                                               2005       2004
                                             -------    -------
Cash flows from operating activities
Net income (loss)                             ($45.5)     $28.9
Add (deduct) items to reconcile
 net income (loss) to net cash
 provided by operating activities:
Equity loss (income)                             4.3       (5.3)
Depreciation and amortization of properties     30.0       35.8
Depreciation and amortization of
 outsourcing assets                             34.7       26.6
Amortization of marketable software             28.5       29.3
Increase in deferred income taxes, net           (.3)      (1.4)
Decrease in receivables, net                    90.5       54.2
Increase in inventories                         (6.5)     (19.1)
(Decrease) increase in accounts payable
 and other accrued liabilities                (158.5)       8.2
Decrease in income taxes payable               (66.6)      (8.0)
Increase in other liabilities                   97.7
Increase in other assets                       (16.4)     (25.4)
Other                                           34.9        5.4
                                             -------    -------

Net cash provided by operating activities       26.8      129.2
                                             -------    -------
Cash flows from investing activities
 Proceeds from investments                   1,779.9    1,408.3
 Purchases of investments                   (1,776.8)  (1,413.7)
 Investment in marketable software             (33.0)     (29.0)
 Capital additions of properties               (22.4)     (36.5)
 Capital additions of outsourcing assets       (41.9)     (47.6)
                                             -------    -------
Net cash used for investing activities         (94.2)    (118.5)
                                             -------    -------
Cash flows from financing activities
 Net proceeds from short-term borrowings         1.7       10.6
 Proceeds from employee stock plans              6.6       11.1
 Payments of long-term debt                   (150.3)      (1.0)
                                             -------    -------
Net cash (used for) provided by
 financing activities                         (142.0)      20.7
                                             -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                           (9.5)       4.1
                                             -------    -------
(Decrease) increase in cash and cash
 equivalents                                  (218.9)      35.5
Cash and cash equivalents, beginning of
 period                                        660.5      635.9
                                             -------    -------
Cash and cash equivalents, end of period      $441.6     $671.4
                                             =======    =======

Reconciliation of GAAP to Non-GAAP
Financial Information

The preceding release presents information with and without pension expense. Unisys believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension expense from period to period and the non-operational nature of pension expense.
The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                       Three Months Ended
                                          March 31, 2005
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $1,366.6            $1,366.6

Costs and expenses
  Cost of revenue                   1,106.3    ($32.8)  1,073.5
  Selling, general and
    administrative                    261.6      (9.1)    252.5
  Research and development             64.9      (4.9)     60.0
                                   --------  --------  --------
                                    1,432.8     (46.8)  1,386.0
                                   --------  --------  --------
Operating income (loss)               (66.2)     46.8     (19.4)

Interest expense                       12.6                12.6
Other income
 (expense), net                         0.5                 0.5
                                   --------  --------  --------
Income (loss) before
 income taxes                         (78.3)     46.8     (31.5)
Provision (benefit) for
 income taxes                         (32.8)     15.0     (17.8)
                                   --------  --------  --------
Net income (loss)                    ($45.5)    $31.8    ($13.7)
                                   ========  ========  ========
Earnings (loss) per share           ($  .13)   $  .09   ($  .04)
                                   ========  ========  ========

                                       Three Months Ended
                                          March 31, 2004
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $1,462.9            $1,462.9

Costs and expenses
  Cost of revenue                   1,071.4    ($15.5)  1,055.9
  Selling, general and
    administrative                    261.2      (4.9)    256.3
  Research and development             71.5      (1.8)     69.7
                                   --------  --------  --------
                                    1,404.1     (22.2)  1,381.9
                                   --------  --------  --------
Operating income                       58.8      22.2      81.0

Interest expense                       17.0                17.0
Other income
 (expense), net                         0.6                 0.6
                                   --------  --------  --------
Income before income taxes             42.4      22.2      64.6
Provision for income taxes             13.5       7.1      20.6
                                   --------  --------  --------
Net income                            $28.9     $15.1     $44.0
                                   ========  ========  ========
Earnings per share                   $  .09    $  .04    $  .13
                                   ========  ========  ========

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                  Three Months Ended
                                    March 31, 2005
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $1,112.5           $1,112.5
  Gross profit                   122.2   ($31.8)    154.0
   % of revenue                   11.0%              13.8%
  Operating income (loss)        (75.1)   (39.4)    (35.7)
   % of revenue                   -6.8%              -3.2%

Technology Segment
  Total revenue                  314.0              314.0
  Gross profit                   149.7     (1.0)    150.7
   % of revenue                   47.7%              48.0%
  Operating income                19.3     (7.4)     26.7
   % of revenue                    6.1%               8.5%

Total Company
  Total revenue                1,366.6            1,366.6
  Gross profit                   260.3    (32.8)    293.1
   % of revenue                   19.0%              21.4%
  Operating income (loss)        (66.2)   (46.8)    (19.4)
   % of revenue                   -4.8%              -1.4%

                                  Three Months Ended
                                    March 31, 2004
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment
  Total revenue               $1,169.8           $1,169.8
  Gross profit                   222.9   ($15.2)    238.1
   % of revenue                   19.1%              20.4%
  Operating income                29.2    (19.3)     48.5
   % of revenue                    2.5%               4.1%

Technology Segment
  Total revenue                  338.8              338.8
  Gross profit                   163.8     (0.3)    164.1
   % of revenue                   48.3%              48.4%
  Operating income                29.2     (2.9)     32.1
   % of revenue                    8.6%               9.5%

Total Company
  Total revenue                1,462.9            1,462.9
  Gross profit                   391.5    (15.5)    407.0
   % of revenue                   26.8%              27.8%
  Operating income                58.8    (22.2)     81.0
   % of revenue                    4.0%               5.5%

                        UNISYS CORPORATION
                RECONCILATION OF GAAP TO NON-GAAP
        FORWARD-LOOKING ESTIMATED EARNINGS (LOSS) PER SHARE


                                        Three
                                        Months
                                        Ending
                                       6/30/2005
                                      ----------
Earnings (loss) per share-
   on a GAAP basis                    (.11)-(.07)

Add back estimated pension expense,
   net of tax                                .09
                                       ---------
Earnings (loss) per share-
   on a NON-GAAP basis
   (excluding pension expense)         (.02)-.02
                                       =========

NOTE: See section in press release entitled
"Forward-Looking Statements".